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                                                                   Exhibit 3.4.2

                              FORM OF AMENDMENT TO
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                         EMERGENCY MEDICAL SERVICES L.P.

      This Amendment to Agreement of Limited Partnership of Emergency Medical Services LP, dated as of February 10, 2005 (the "AGREEMENT"), dated December __, 2005.

      Capitalized terms are defined in the Agreement or in the Amended and Restated Agreement of Limited Partnership of the Partnership attached hereto as Exhibit A (the "RESTATED AGREEMENT").

                              RECITALS OF AMENDMENT

      In order to complete an initial public offering, the Partnership has determined to effect a reorganization pursuant to which the Partnership will become a subsidiary of a newly-formed Delaware corporation to be named "Emergency Medical Services Corporation" (the "COMPANY"). By the execution of this Amendment, the Partners are authorizing each of the following actions, which together constitute the "REORGANIZATION".

THE FOLLOWING STEPS ARE DEEMED TO OCCUR CONCURRENTLY (THE "EFFECTIVE TIME"):

- The Company files its amended and restated charter to provide for Class A Common Stock and Class B Common Stock and Class B Special Voting Stock.

- The Company and the Partnership execute and deliver the Voting and Exchange Trust Agreement and it becomes effective by its terms.

- The stockholders of the General Partner (Onex American Holdings II LLC and Robert M. Le Blanc) contribute all of the common stock of the General Partner to the Company in exchange for 20 shares of Class B Common Stock (a one-for-one exchange).

- The General Partner merges with the Company, with the Company being the surviving corporation.

- Colby Bartlett LLC and Steven J. Shulman are deemed to have contributed their Class A Units to the Company in exchange for Class B Common Stock (a one-for-one exchange).

- All holders of Class B Units are deemed to have contributed their Class B Units to the Company in exchange for shares of Class A Common Stock (a one-for-one exchange).

- The Restated Agreement becomes effective by its terms, the terms and conditions of the remaining Class A Units are amended to have the terms set forth in the Restated Agreement (including Exhibit I thereto) and, as amended, the Class A Units are designated "LP Exchangeable Units."

      If at anytime, the Company effects a stock split to reflect the pricing of the Class A Common Stock in the Company's initial public offering, then concurrently with that stock split, the Partnership will effect a Unit split reflecting the same ratio of new Units for existing Units.



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THE FOLLOWING STEPS ARE THEN DEEMED TO OCCUR CONCURRENTLY:

- The Company issues and sells Class A Common Stock pursuant to the underwriting agreement for its initial public offering.

- The Company contributes the net proceeds of the offering to the Partnership in exchange for a number of GPL Units equal to number of shares of Class A Common Stock sold in the initial public offering.

- The Partnership uses the net proceeds of the offering as described in the prospectus for the Company's initial public offering.

      The foregoing sets forth the entire amendment to the Partnership Agreement. Except as modified specifically by this Amendment, the Agreement remains in full force and effect.

                            [Signature Pages Follow]


                                      -2-
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                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                        GENERAL PARTNER:


                                        EMSC, Inc.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        LIMITED PARTNERS:


                                        ONEX PARTNERS LLC


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ONEX US PRINCIPALS LP

                                        By: Onex American Holdings GP LLC,
                                            its General Partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

       [Signature Page to Amendment to Agreement of Limited Partnership of
                        Emergency Medical Services L.P.]


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                                        EMS EXECUTIVE INVESTCO LLC

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ONEX EMSC CO-INVEST LP

                                        By: Onex Partners GP LP, its General
                                            Partner
                                        By: Onex Partners Manager LP, its Agent
                                        By: Onex Partners Manager GP Inc., its
                                            General Partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ONEX PARTNERS LP

                                        By: Onex Partners GP LP, its General
                                            Partner
                                        By: Onex Partners Manager LP, its Agent
                                        By: Onex Partners Manager GP Inc., its
                                            General Partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

       [Signature Page to Amendment to Agreement of Limited Partnership of
                        Emergency Medical Services L.P.]